UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

Securities Purchase Agreement Effective on October 2, 2014 and 12% Convertible Promissory Note due September 30, 2015

VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement, (the “Securities Agreement’), dated September 30, 2014, which became effective on October 2, 2014, the date of funding. The Securities Agreement was with an accredited investor (the “Investor”). Pursuant to the terms of the Securities Agreement, the Company issued and sold to the Investor a convertible promissory note, bearing interest at 12% per annum in the amount of $52,500, (the “12% Note.”).

The 12% Note matures on September 30, 2015 and may be converted in whole or in part into the Company's common stock, at the option of the holder at a conversion price equal to a 40% discount from the average of the three lowest daily trading prices in the ten trading days prior to the day that the holder requests conversion. Trading price means, as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market as reported by a reliable reporting service mutually acceptable to the Company and the holder. However, in no event shall the holder be entitled to convert any portion of the 12% Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the 12% Note.

So long as the Company has not received a notice of conversion from the Holder, then at any time until 90 days following the issue date, the Company shall have the right to prepay the outstanding principal and accrued interest in full with such payment being equal to equal to 135% of the principal and accrued and unpaid interest outstanding.

If, at any time when the 12% Notes are outstanding, the Company issues or sells, or is deemed to have issued or sold, any shares of its common stock in connection with a subsequent placement for no consideration or for a consideration per share based on a variable price formula that is more favorable to the investor in such subsequent placement than the then conversion price in effect for the 12% Note on the date of such issuance (or deemed issuance) of such shares of the Company’s common Stock, the conversion price of the 12% Note shall be adjusted to match the more favorable price or formula.

The Investor shall have a right of first refusal on the subsequent sale of any and all outstanding debt owed by the Company that is being sold to a third party as long as any debt owed to the Investor is still outstanding.

The 12% Note contains certain covenants and restrictions, including, among others, that, for so long as the notes are outstanding the Company will not incur liens except permitted liens, pay dividends, dispose of certain assets and the Company will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Securities Agreement and 12% Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Exchange of a Portion of Deephaven Note Effective October 2, 2014 and Maturing on September 30, 2015

On September 30, 2014, under the terms of a purchase agreement, an accredited investor (the “Accredited Investor”) purchased from Deephaven Enterprises, Inc (“Deephaven”), a portion of a promissory note that had been previously issued by the Company to Deephaven. The amount purchased was $50,000. On September 30, 2014, the Company entered into an Exchange Agreement with the Accredited Investor, whereby the Company exchanged the $50,000 note that the Accredited Investor had purchased from Deephaven with a new $50,000 promissory note (the “$50,000 Note”) issued by the Company to the Accredited Investor. The $50,000 Note, which became effective on October 2, 2014, bears interest at 12% per annum, matures on September 30, 2015 and may be converted in whole or in part into the Company's common stock, at the option of the holder at a conversion price equal to a 40% discount from the average of the three lowest daily trading prices in the ten trading days prior to the day that the holder requests conversion. Trading price means, as of any date, the lowest trading price on the Over-the-Counter Bulletin Board, or applicable trading market as reported by a reliable reporting service mutually acceptable to the Company and the Accredited Investor. However, in no event shall the holder be entitled to convert any portion of the $50,000 Note if such conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of the Company’s common stock, subject to possible adjustment as provided in the $50,000 Note.

So long as the Company has not received a notice of conversion from the Accredited Investor, then at any time until 90 days following the issue date, the Company shall have the right to prepay the outstanding principal and accrued interest in full with such payment being equal to equal to 135% of the principal and accrued and unpaid interest outstanding.

The $50,000 Note contains certain covenants and restrictions, including, among others, that, for so long as the notes are outstanding the Company will not incur liens except permitted liens, pay dividends, dispose of certain assets and the Company will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the Exchange Agreement and $50,000 Note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Securities Purchase Agreement Effective October 6, 2014 and Convertible Promissory Note Due July 3, 2015

On October 1, 2014, the Company entered into a securities purchase agreement (the “SPA”) with an accredited investor, which became effective on October 6, 2014, the date of funding. Pursuant to the terms of the SPA, the Company issued and sold to the purchaser a convertible promissory note in the aggregate principal amount of $38,000.

The note, which accrues interest at a rate of 8% per annum, will mature on July 3, 2015. The note provides the Company with several pre-payment options with varying amount due depending upon the timing of the prepayment. The note may be converted in whole or in part into the Company's common stock, at the option of the holder, at any time following 180 days after issuance and until the maturity date, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price shall be 61% multiplied by the market price. Market price means the average of the lowest three (3) trading prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the date of conversion. If and whenever the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share less than a price equal to the conversion price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the conversion price then in effect shall be reduced to an amount equal to the new issuance price.

The note contains certain covenants and restrictions, including, among others, that, for so long as the note is outstanding, the Company will not dispose of certain assets and will maintain its listing on the over-the-counter market. Events of default under the note include, among others, failure to pay principal or interest on the note or comply with certain covenants under the note.

The foregoing descriptions of the SPA and the note are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.5 and Exhibit 10.6, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Each of the notes issued by the Company as described in Item 1.01 were offered and sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 8.01. Other Events

On October 6, 2014, VeriTeQ Corporation (“the Company”) received notification from the OTCQB Marketplace (“OTCQB”) that the OTCQB had recently instituted a minimum closing bid price of $0.01. If an OTCQB listed company's common stock does not have a closing bid price of at least $0.01 per share on at least one of the prior thirty consecutive calendar days, it will fail the requirement. Accordingly, if the closing bid price of the Company’s common stock does not have a closing bid price of a penny or more by October 11, 2014, the OTCQB will stop quoting our common stock. Our common stock will be quoted on, and will continue to trade on OTC Pink. The minimum penny bid price test and the other additional eligibility standards are part of a new process that has been implemented for OTCQB companies.

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to raise capital; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 15, 2014 and amended on August 19, 2014, and Forms 10-Q filed on May 14, 2014 and amended on August 20, 2014,and filed on August 20, 2014 and amended on September 17, 2014, and future filings with the Securities and Exchange Commission The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	10.1	Securities Purchase Agreement dated September 30, 2014 and effective on October 2, 2014

	10.2	12% Convertible Promissory Note due September 30, 2015

	10.3	Exchange Agreement dated September 30, 2014 and effective on October 2, 2014

	10.4	$50,000 Note, due September 30, 2015

	10.5	Securities Purchase Agreement dated October 1, 2014 and effective October 6, 2014

	10.6	8% Convertible Promissory Note, due July 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: October 8, 2014	/s/ Michael E. Krawitz
Michael E. Krawitz
Chief Legal and Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement dated September 30, 2014 and effective on October 2, 2014

10.2	12% Convertible Promissory Note due September 30, 2015

10.3	Exchange Agreement dated September 30, 2014 and effective on October 2, 2014

10.4	$50,000 Note, due September 30, 2015

10.5	Securities Purchase Agreement dated October 1, 2014 and effective October 6, 2014

10.6	8% Convertible Promissory Note, due July 3, 2015